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                                                                      Exhibit 10



                              EMPLOYMENT AGREEMENT

                 THIS AGREEMENT is entered into on this 15th day of January, 1998, by and between LCC International, Inc., a Delaware corporation (the "Company"), having its principal place of business in McLean, Virginia, and Geoffrey Carroll ("Executive").

                 WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and conditions set forth herein.

                 NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements of the parties contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                 Section 1. Employment. The Company agrees to employ Executive as President and Chief Executive Officer of the Company and Executive agrees to accept such employment by the Company, on the terms and conditions set forth herein. The Company agrees to nominate Executive to serve as a member of the Board of Directors of the Company (the "Board") at the next Board meeting. Executive represents and warrants that neither the execution and delivery nor performance by him of this Agreement will violate any agreement to which he is a party or by which he is bound.

                 Section 2. Term. Subject to the provisions of Section 6 hereof, the Company shall employ Executive for a term of five (5) years commencing as of
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January 15, 1998 (the "Effective Date"), and expiring on January 15, 2003
(i.e., the date that is the fifth anniversary of the Effective Date) provided, that the term of this Agreement shall be extended automatically for additional one (1) year periods on the fifth anniversary date of this Agreement and each subsequent anniversary date, unless and until either party provides written notice to the other party in accordance with Section 9 hereof not less than sixty (60) days prior to such anniversary date that such party is terminating this Agreement, which termination shall be effective as of the end of such initial term or extended term, as the case may be (the "Expiration Date"), or until sooner terminated as hereinafter set forth. For the term of this Agreement, each twelve (12) month period beginning on the Effective Date or an anniversary thereof shall be considered a "Contract Year" under this Agreement. It is expressly agreed that while Executive's term of employment shall commence as of January 15, 1998, Executive shall be granted a reasonable opportunity to spend time working from his office in Europe during late January and early February, 1998 in order to wind-up his personal affairs.

                 Section 3. Duties. As President and Chief Executive Officer of the Company, Executive shall have such authority and responsibility as is customarily bestowed upon the Chief Executive Officer of a public company and shall render executive, policy, and other management services to the Company of the type customarily performed by persons serving in similar executive officer capacities. Executive shall also perform such other duties and have such other responsibilities consistent with his position as the Board may from time to time





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reasonably direct, including serving as an executive officer and in such other positions with any subsidiary or affiliate of the Company. During the term of this Agreement, there shall be no material increase or decrease in the authority, duties and responsibilities of Executive otherwise than as provided herein, unless the parties otherwise agree in writing. Executive shall report directly to the Chairman of the Board of Directors.

                 Section 4.  Compensation

                 4(a) Base Salary. For services rendered by Executive pursuant to this Agreement, the Company agrees to pay Executive a base salary ("Base Salary") commencing as of the Effective Date at the rate of Four Hundred Thousand Dollars ($400,000) per Contract Year, payable in arrears in substantially equal semi-monthly installments. Such Base Salary shall be subject to review at least annually and increase (but not decrease) by the Board in the Board's sole discretion, provided, however, the Board shall increase such Base Salary annually by an amount not less than the increase in the cost of living (based on the CPI All-Urban Index). In determining any such increase, the Board shall consider any increases in the cost of living and may provide for any performance or merit increase. The term "Base Salary" as used herein shall include any adjustments thereto made from time to time as permitted by this Section 4(a).

                 4(b) Discretionary Bonuses. During the term of this Agreement, Executive shall be entitled to such bonuses as may be authorized, declared, and paid by the Board in its sole discretion. Commencing with the second Contract





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Year, the Board will establish annual individual and objective company performance criteria, and in the event that Executive meets 100% of these criteria for the year, Executive will be entitled to an annual bonus equal to 50% of his Base Salary. Any such bonuses will be paid in cash, when bonuses are normally paid by the Company to its employees, but in any event no later than 90 days after the end of the Contract Year to which the bonus relates.

                 4(c) Participation in Benefit Plans. Subject to applicable eligibility requirements, during the term of this Agreement, Executive shall be eligible to participate in any plan of the Company relating to stock options, employee stock ownership, pension, thrift, profit sharing, group life and disability insurance, medical and dental coverage, vacation, sick leave, education, or other retirement or employee benefits and perquisites that the Company has adopted or may adopt for the benefit of its employees on the same basis as other executive officers. In addition, Executive shall be entitled to a minimum of four weeks paid vacation each Contract Year.

                 4(d) Expenses. The Company shall promptly reimburse Executive in connection with his performance of the services and duties hereunder for all reasonable, ordinary, and necessary business expenses actually incurred by Executive in connection with that performance, including ordinary and necessary expenses incurred by Executive in connection with travel on Company business. Executive shall account to the Company for any expenses that are eligible for reimbursement under this Section 4(d) in accordance with Company policy. Executive will receive relocation assistance under the





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Company's standard policies for the reimbursement of temporary living, travel, and relocation expenses to executive officers of the Company. The Company shall promptly reimburse Executive in connection with the negotiation of this Agreement for all reasonable, ordinary, and necessary legal fees and disbursements actually incurred by Executive subject to a maximum of $10,000.

                 4(e) Stock Options. Subject to appropriate action by the Compensation & Option Committee of the Board, and shareholder approval of an amendment to the Company's 1996 Stock Option Plan increasing the authorized shares thereunder, as of the Effective Date Executive will be granted non-qualified stock options to purchase 975,000 shares of Company Series A Common Stock ("Stock") as follows:

                1. One grant will be for a total of 450,000 shares of Stock, which will be granted at an exercise price equal to $12.65 per share (the "First Options"). The First Option will vest in 20% increments at the first through fifth anniversaries of the date of grant.

                2. The second grant will be for a total of 525,000 shares of Stock divided into five equal series of 105,000 shares per series (the "Second Option"), with increasing exercise prices, with the first series at $18.84, the second series at $21.85, the third series at $25.35, the fourth series at $29.40 and the fifth series at $34.10. The first series will vest on the first anniversary of the date of grant, the second will vest on the second anniversary, the third will vest on the third anniversary, the fourth will vest on the





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                    fourth anniversary and the fifth will vest on the fifth
                    anniversary of the date of grant.

Vesting of the First and Second Options will be subject to acceleration upon:
(a) the sale of substantially all the assets of the Company, (b) certain mergers of the Company where the Company is not the surviving entity, or (c) certain third party acquisitions of the beneficial ownership of 51% or more of the combined voting power of all classes of stock of the Company (excluding any change in voting control directly as a result of a conversion of the shares held by RF Investors, L.L.C. from Class B to Class A stock, or any distribution of shares by RF Investors, L.L.C. to any of its direct or indirect owners, investors or their respective affiliates) as more fully set forth in Exhibit A. Stock options will also be subject to additional vesting in connection with a termination of employment due to death, Disability, termination by the Company other than for Cause, or termination by Executive for Good Reason crediting the Executive with additional service as if he were employed through the next anniversary date of the grant of the options after such termination of employment. Each option shall be evidenced by a "non-incentive" option agreement substantially in the form attached hereto as Exhibit A.

                 4(f) Gross-Up Payment. In the event that the aggregate of any payments or benefits made or provided to the Executive under this Agreement (other than any payment pursuant to this Section 4(f)) and under any other plans, programs or arrangements of the company (the "Aggregate Payment") is determined to constitute a Parachute Payment, as such term is defined in





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Section 280G(b) (2) of the Code, or any successor provision, then subject to the last sentence of this Section 4(f), the Company shall pay to the Executive, prior to the time any excise tax imposed by Section 4999 of the Code, or any successor provision ("Excise Tax"), is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether an Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to the Executive and the time of payment shall be made by an independent Tax Auditor (the "Tax Auditor") jointly selected by the Company and the Executive and paid by the Company. The Tax Auditor shall be a nationally recognized United States public accounting firm that has not, during the two years preceding the dated of its selection, acted in any way on behalf of the Company or any affiliate thereof. If the Executive and the Company cannot agree on a firm to serve as the Tax Auditor, the Executive and the Company shall each select one nationally recognized United States accounting firm and those two firms shall jointly select the accounting firm to serve as the Tax Auditor. Notwithstanding the forgoing (but subject to the last sentence of this Section 4(f)), in the event that the amount of the Executive's Excise Tax liability is subsequently determined to be greater than the Excise Tax liability with respect to which an initial payment to the Executive under this Section 4(f) has been made, the Company shall pay to the Executive an additional amount with respect to such additional





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Excise Tax at the time that the amount of the actual Excise Tax liability is finally determined, such additional amount to be calculated in the same manner as such initial payment. The Executive and the Company shall cooperate with each other in connection with any proceeding or claim relating to the existence or amount of liability for Excise Tax, and all expenses relating to any such proceeding of claim (including all reasonable attorney's fees and other expenses incurred by the Executive in connection therewith) shall be paid by the Company promptly upon written demand by the Executive. Notwithstanding any of the foregoing provisions of this Section 4(f), the aggregate amounts payable to the Executive pursuant to this Section 4(f) with respect to the Excise Tax liability (exclusive of the aforesaid expenses incurred by the Executive in connection therewith) shall not exceed four hundred thousand dollars ($400,000).

                 Section 5. Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to Executive or his estate or beneficiaries in connection with Executive 's employment hereunder shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for the payment of taxes and any withholdings as required by law, provided that the Company is satisfied that all requirements of law affecting its responsibilities to withhold compensation have been satisfied.





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                 Section 6.  Termination of Services.

                 6(a) General. Executive's service hereunder shall terminate upon Executive's death or "Disability" and may be terminated with or without "Cause" (as defined in this Section 6) by the Company or by Executive at any time during the term of this Agreement. Disability shall mean a physical or mental condition resulting from bodily injury or mental disease which renders Executive incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Acts. If the Company's termination of Executive is with Cause, the effective date of Executive's termination of employment is the date of written notice of termination given by or on behalf of the Board to Executive. If the Company's termination of Executive is without Cause, the effective date of Executive's termination of employment is the date thirty (30) days after the date of written notice of termination given by or on behalf of the Board to Executive. If the termination of Executive is on account of Disability, the effective date of Executive's termination of employment is the date Executive ceased performing services for the Company on account of Disability. If Executive terminates employment with or without Good Reason, the effective date of Executive's termination of employment is the date Executive terminates employment or such other date as Executive and the Company mutually agree in writing.

             6(b)  Termination For "Cause" or Voluntarily For Other Than "Good
Reason", Death or Disability.   In the event of Executive's death, Disability,
termination of employment by the Company for Cause (as defined in





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this Section 6) or in the event Executive voluntarily terminates his employment other than with Good Reason (as defined in this Section 6), the Company shall promptly thereafter pay to Executive (his legal representatives, estate, beneficiaries or heirs) all compensation, benefits and other payments to which he was entitled hereunder only through the effective date of termination of employment (including any bonus earned for any previously completed fiscal year), and the Company shall thereafter have no further obligation to Executive or his legal representatives, estate, beneficiaries or heirs for any compensation, benefits or other payments hereunder.

             6(c) Termination Without "Cause" or Termination With "Good Reason". In the event of Executive's termination of employment by the Company without Cause or in the event Executive terminates his employment with Good Reason, as provided for in this Section 6, the Company shall, in addition to providing Executive with the payments and benefits provided in Section 6(b) above, continue to pay to Executive his then current Base Salary (as defined in Section 4(a)) for a period of twelve months, payable in arrears in substantially equal semi-monthly installments, commencing on the effective date of his termination of employment. The Executive shall not be obligated to seek or accept other employment to mitigate the amounts payable under this Agreement, nor shall any amounts or benefits that may be paid or provided to Executive in connection with any other employment or self-employment reduce the amounts and benefits payable or provided to Executive hereunder. In addition, if such termination occurs after the end of the first Contract Year, the





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Company shall pay to the Executive an amount equal to the higher of the bonuses, if any, paid in the prior two years, to be paid in a lump sum immediately following the termination of Employee's employment. In addition, Executive will be additionally vested in the stock options provided for in
Section 4(e) as if he had been employed through the next anniversary date of the date of grant of such options and he shall have 180 days after termination of employment to exercise the stock options.

                 6(d) Definition of "Cause". For purposes of this Agreement, "Cause" for termination of Executive 's employment by the Company hereunder shall be deemed to exist if (a) Executive commits an act of fraud, material dishonesty or theft against, or a felony involving, the Company; (b) Executive commits a crime involving moral turpitude; (c) Executive has compromised trade secrets or other proprietary information of the Company in violation of the provisions of Section 7 hereof; (d) Executive shall breach in any material respect the terms of this Agreement; (e) Executive has materially breached any noncompetition agreement with the Company or any subsidiary to which he is a party; (f) Executive has willfully failed or refused to perform material assigned duties consistent with his position; or (g) Executive engaged in gross or willful misconduct that causes substantial and material harm to the business and operations of the Company or a subsidiary, the continuation of which will continue to substantially and materially harm the business and operations of the Company or a subsidiary in the future. Each of the provisions specified in





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(d), (e) and (f) above shall be subject to Executive's having been provided written notice and 30 days to cure the breach, failure or refusal.

                 6(e)  Definition of "Good Reason".  "Good Reason" shall mean
(i) a reduction in Executive's Base Salary; (ii) a material reduction in Executive's duties or authority, Executive's failure to be elected or re-elected as a director or as President or Chief Executive Officer of the Company or its successor, or Executive's removal as a director, as President or as Chief Executive Officer of the Company or its successor, unless such reduction, failure, or removal is for Cause (as defined above) or is on account of Executive 's inability to substantially perform his duties for an aggregate of one hundred twenty (120) days within any consecutive twelve-month period due to a mental or physical injury or illness; (iii) failure of the Compensation & Option Committee of the Board to grant, or shareholders to approve, the option grants provided in Section 4(e), or (iv) the requirement, without Executive's consent, to relocate outside of the McLean, Virginia, Washington, D.C., or New York area(s).

                 Section 7.  Restrictive Covenants.

                 7(a) Confidentiality. Except as authorized or directed by the Company, Executive shall not, at any time during or subsequent to the term of this Agreement, directly or indirectly publish or disclose any confidential information of the Company or of any of its subsidiaries (as defined in this Section 7) or confidential information of others that has come into the possession of the Company or of any of its subsidiaries or into his possession in the course of his employment with the Company or his services and duties





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hereunder to any person or entity, and Executive shall not use any such confidential information for his own personal use or advantage or make it available to others for use. All information, whether written or oral, regarding the business or affairs of the Company or any of its subsidiaries, including, without limitation, information as to their products, services, systems, software, inventions, finances (including prices, costs and revenues), marketing plans, programs, methods of operation, prospective and existing contracts and other business arrangements or business plans, procedures, and strategies, shall be deemed confidential information, except to the extent the same shall have been lawfully and without breach of confidential obligation made available to the general public without restriction. The Company shall be under no obligation to specifically identify any information as to which the protection of this Section 7(a) extends by any notice or other action. For purposes of this Agreement, the term "subsidiary" shall mean any entity of which the majority equity or other ownership interest or a controlling interest is held directly, or indirectly, by the Company or any of their successors. Notwithstanding the foregoing, Executive shall not be considered in breach of this Section if: (a) such disclosure or publication is compelled by a court of competent jurisdiction, provided the Company has been given advance notice of the proposed disclosure or publication and has had an opportunity to object or to seek a protective order, or (b) such disclosure or publication is necessary in order to defend Executive





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from an action or claim by the Company under this Agreement or for Executive to assert his rights hereunder.

                 7(b) Non-Compete. During the period of Executive's employment and for a period of twelve months thereafter, Executive will not, directly or indirectly, as a stockholder owning beneficially or of record more than five percent of the outstanding shares of any class of stock of any issuer, or as an officer, director, employee, consultant, partner, joint venturer, proprietor, or otherwise engage in or become interested in any business that directly or indirectly is in competition with any material business of the Company or any of its subsidiaries (or any of their successors) as conducted: (i) if during the period of employment, during such period, or
(ii) if after termination of employment, at the time of the termination of Executive's employment, provided however, that this provision shall not prohibit Executive from acting as an officer, director, employee, consultant, partner, joint venturer or proprietor of any entity that has a separate subsidiary or division which is in competition with the business of the Company so long as Executive has no direct or indirect responsibility or involvement in the activities of the subsidiary or division or in the competitive activity. During the period of Executive's employment and for a period of twelve months thereafter, Executive shall not, without the prior written consent of the Company, solicit or hire or induce the termination of employment of any employees or other personnel providing services to the Company, or any of its subsidiaries, who are employees of, or providing services to the Company, or any of its subsidiaries, at the time or





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within 6 months of such solicitation, hiring or inducement, for any business activity, other than a business activity owned or controlled, directly or indirectly, by the Company or any of its subsidiaries.

                 7(c) Injunctive Relief. Executive acknowledges and warrants that he will be fully able to earn an adequate livelihood for himself and his dependents if Section 7(b) should be specifically enforced against him. Executive also acknowledges that the restrictions contained in this Section 7 are reasonable and necessary to protect the business and interests of the Company, the Company is relying upon the enforceability of such restrictions in entering into this Agreement, and any violation of these restrictions will cause substantial irreparable injury to the Company. Therefore, Executive agrees that the Company is entitled, in addition to other remedies, to preliminary and permanent injunctive relief to secure specific performance, and to prevent a breach or contemplated breach, of this Section 7. The restrictions set forth herein shall be construed as independent covenants, and the existence of any claim or cause of action against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the restrictions contained in this Section 7. Executive hereby consents to the jurisdiction over his person of any courts within the Commonwealth of Virginia with respect to any proceedings in law or
in equity arising out of this Agreement.   If any court of competent
jurisdiction shall hold that the restrictions contained in Section 7(b) are unreasonable as to time or





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geographical area, said restrictions shall be deemed to be reduced to the extent necessary in the opinion of such court to make them reasonable.

                 Section 8. Assignment. The rights and obligations of the Company under this Agreement shall be binding upon its successors and assigns and may only be assigned by the Company to the successors in interest of the Company. The rights and obligations of Executive under this Agreement shall be binding upon his heirs, legatees, personal representatives, executors or administrators. This Agreement may not be assigned by Executive, but any amount owed to Executive upon his death shall inure to the benefit of his heirs, legatees, personal representatives, executors, or administrators.

                 Section 9. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when hand delivered, sent by overnight courier, or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy, or telex, addressed as follows:

                 If to the Company:

                   LCC International, Inc.
                   7925 Jones Branch Drive
                   McLean, Virginia 22102
                   Attention:  Peter Deliso, Esq.
                   Telecopy No.:  (703) 873-2100

                 If to Executive:

                   Dr. Geoffrey Carroll
                   C/O LCC International, Inc.
                   At the address set forth above





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                 With copy to:

                   Brian D. Robbins, Esq.
                   Paul, Weiss, Rifkind, Wharton & Garrison
                   1285 Avenue of the Americas
                   New York, New York 10019-6064


or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                 Section 10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

                 Section 11. Headings. Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                 Section 12. Severability. If any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

                 Section 13. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto,





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shall be governed by and construed in accordance with the laws of the
Commonwealth of Virginia (excluding the choice of law rules thereof).

                 Section 14. Costs of Enforcement. In the event the employment of Executive is terminated for any reason and the Company fails to make timely payment of the amounts owed to Executive under this Agreement, Executive shall be entitled to reimbursement for all reasonable costs, including reasonable attorneys' fees, incurred by Executive in taking action in good faith to collect such amounts or otherwise to enforce this Agreement if the Executive substantially prevails in the dispute. Such reimbursement shall be in addition to all rights to which Executive is otherwise entitled under this Agreement.

                 Section 15. Amendment; Modification; Waiver. No amendment, modification or waiver of the terms of this Agreement shall be valid unless made in writing and duly executed by Executive and the Company. No delay or failure at any time on the part of the Company in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power, or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of the Company thereafter to enforce each and every provision of this Agreement in accordance with its terms.





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                 IN WITNESS WHEREOF, the parties have executed this Agreement on January 15, 1998 to be effective as of January 15, 1998.



          WITNESS:                        LCC INTERNATIONAL, INC.




          /s/ ANNE E. TAYLOR              By:/s/  RAJ SINGH
          ------------------              -----------------------------
                                          Name:  RAJ SINGH
                                          Title: CHAIRMAN OF THE BOARD
                                                 OF DIRECTORS


          WITNESS:



          /s/ ALICIA SIMOLUNAS            /s/ GEOFFREY CARROLL
          --------------------            ----------------------
                                          GEOFFREY CARROLL





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                                                                       EXHIBIT A


                        FORM OF LCC INTERNATIONAL, INC.
                        1996 EMPLOYEE STOCK OPTION PLAN
                      NON-INCENTIVE STOCK OPTION AGREEMENT


                 This Stock Option Agreement is made as of ___________, 1996, by and between LCC International, Inc., a Delaware (the "Corporation"), and ________________________, an individual who is employed by Corporation (the "Optionee").

                 WHEREAS, the Board of Directors of the Corporation has duly adopted and approved the LCC International, Inc. 1996 Employee Stock Option Plan (the "Plan"), subject to approval by the stockholders of the Corporation, which Plan authorizes the Corporation to grant to eligible individuals options for the purchase of shares of the Corporation's Class A Common Stock, par value $.01 per share (the "Stock"); and

                 WHEREAS, the Corporation has determined that it is desirable and in its best interests to grant to the Optionee, pursuant to the Plan, an option to purchase a certain number of shares of Stock, in order to provide the Optionee with an incentive to advance the interests of the Corporation and any Affiliate thereof;

                 NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

1.               GRANT OF OPTION

                 Subject to the terms of the Plan (attached hereto as Exhibit
A), and to the requisite approval, at the 1998 Annual Meeting of Stockholders, of an increase in the shares available for issuance under the Plan by the stockholders of the Corporation, the Corporation hereby grants to the Optionee the right and option (the "Option") to purchase from the Corporation, on the terms and subject to the conditions set forth in the Plan and in this Option Agreement, _____________________ (_______) shares of Stock. This Option shall not constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The date of grant of this Option is [______________, 1998, IT BEING UNDERSTOOD THAT THE DATE OF GRANT WILL BE THE EFFECTIVE DATE OF OPTIONEE'S EMPLOYMENT AGREEMENT], the date on which the grant of the Option was approved by the Compensation and Stock Option Committee of the Board of Directors of the Corporation (the "Committee").

2.               TERMS OF PLAN

                 The Option granted pursuant to this Stock Option Agreement is granted subject to the terms and conditions set forth in the Plan. All terms and conditions of the Plan are hereby incorporated into this Stock Option Agreement by reference and shall be deemed to be part of this Stock Option Agreement, without regard to whether such terms and conditions are not otherwise set forth in this Stock Option Agreement. To the extent any capitalized words used in this Stock Option Agreement are not defined, they shall have the definitions stated for them in the Plan. For the purposes of this Agreement, the term "Cause" shall have the meaning ascribed to it in that certain Employment Agreement between Optionee and the Corporation, dated as of January ___, 1998. In the event that there is any inconsistency between the provisions of this Stock Option Agreement and of the Plan, the provisions of the Plan shall govern.

3.               OPTION PRICE

                 The purchase price (the "Option Price") for the shares subject to the Option granted by this Stock Option Agreement is $_____.

4.               VESTING IN OPTIONS

                 The Option becomes vested as to _____ percent of the shares purchasable pursuant to the Option on the first anniversary of the date of grant (the first "Anniversary Date"), if Optionee has been providing services to Corporation continuously from the date of grant to the Anniversary Date. Thereafter, so long as continuous service has not been interrupted, the Option becomes vested as to an additional _________ percent of the shares subject to the Option after each of the next ______ Anniversary Dates. Service for this purpose includes service as an employee, director, advisor or consultant providing bona fide services to Corporation or an Affiliate. For purposes of the Stock Option Agreement, termination of service would not be deemed to occur if the Optionee, after terminating service in one capacity, continues to provide service to Corporation or an Affiliate in another capacity.
Termination of service is sometimes also referred to herein as termination of employment or other relationship with Corporation or an Affiliate.

5.               TERM AND EXERCISE OF OPTION

                 (a)      TERM

                 The Option shall terminate and all rights to purchase the shares thereunder shall cease upon the expiration of ten years after the Grant Date.

                 (b)      OPTION PERIOD AND LIMITATIONS ON EXERCISE

                 The Optionee may exercise the Option (subject to the limitations on exercise set forth in this Stock Option Agreement and in the
Plan), to the extent the Option is vested and has not terminated. Any limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the Grant Date of the Option, so as to accelerate the time at which the Option may be exercised. The time at which the Option may be exercised will be accelerated, in part, and the Option shall be exercisable, as provided in
Section 6 herein, at any time and from time to time prior to termination of the Option after termination of employment by reason of death of Optionee, or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of the Optionee, or by reason of the termination of Optionee's employment by the Corporation other than for Cause or by Optionee for Good Reason (as defined in Optionee's Employment Agreement with the Corporation) .

                 (c)      LIMITATIONS ON EXERCISE OF OPTION

                 Notwithstanding the foregoing Sections, in no event may the Option be exercised: (i) in whole or in part, after ten years following the Grant Date, as set forth in Section 1 above, (ii) following termination of employment for Cause, (iii) if securities of the Corporation or of any successor are not Publicly Traded, after twelve months following termination of employment other than for Cause, or (iv) if securities of the Corporation or of any successor are Publicly Traded, following termination of employment except as provided in Sections 6(a), 6(b), 6(c) and 6(d) below. If securities of the Corporation or of any successor are not Publicly Traded, the Option may be exercised following termination of employment other than for Cause, to the extent the Option would be vested at the next Anniversary Date following such termination for the lesser of six months from the date of termination of employment or ten years from the Grant Date.

                 (d)      METHOD OF EXERCISE

                 The Option may be exercised to the extent that shares have become exercisable hereunder by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made, as determined by the Committee and set forth in the Option Agreement pertaining to an Option, (i) in cash or by certified check payable to the order of the Corporation; (ii) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in Sections 5(d)(i) and 5(d)(ii) hereof. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the Optionee shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares. An individual holding or exercising the Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in Section 9 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

6.               PUBLICLY TRADED SECURITIES; TERM AND EXERCISE OF   OPTIONS
                 AFTER SECURITIES ARE PUBLICLY TRADED

                 (a)      TERMINATION OF EMPLOYMENT

                 If securities of the Corporation or of any successor are Publicly Traded, the Option shall remain exercisable for thirty (30) days following a termination of the employment of the Optionee with the Corporation, unless such termination is by the Corporation, by the Optionee for Good Reason (as defined in that certain Employment Agreement between the Optionee and the Corporation, dated January ___, 1998, or by reason of death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), to the extent such Option was vested at the time of termination. At the end of such thirty (30) day period, the Option shall terminate unless notice is given exercising such Option, and such Optionee shall have no further right to purchase shares pursuant to such Option. If the termination of employment is for Cause, the Option shall terminate on the termination of employment.
Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of this Stock Option Agreement shall be determined by the Committee, which determination shall be final and conclusive.

                 (b)      RIGHTS IN THE EVENT OF DEATH

                 If securities of the Corporation or of any successor are Publicly Traded, after the Optionee dies while employed by the Corporation, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right at any time within 180 days after the date of such Optionee's death, and prior to termination of the Option pursuant to Section 5(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such Optionee's death, to the extent such Option would be exercisable on the next Anniversary Date immediately following such Optionee's death.

                 (c)      RIGHTS IN THE EVENT OF DISABILITY

                 If securities of the Corporation or of any successor are Publicly Traded, after the Optionee terminates employment with the Corporation by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of the Optionee, then such Optionee shall have the right, at any time within 180 days after such termination of employment and prior to termination of the Option pursuant to Section 5(a) above, to exercise, in whole or in part, the Option held by such Optionee at the date of such termination of employment, to the extent such Option would be exercisable on the next Anniversary Date immediately following such termination of employment. Whether a termination of employment is to be considered by reason of "permanent and total disability" for purposes of this Stock Option Agreement shall be determined by the Committee, which determination shall be final and conclusive.

                 (d)      RIGHTS IN THE EVENT OF TERMINATION BY THE CORPORATION
                    OTHER THAN FOR CAUSE OR BY OPTIONEE FOR GOOD REASON.

                 If securities of the Corporation or any sucessor are Publicly Traded, the Option shall remain exercisable for one hundred and eighty (180) days following the termination of Optionee's employment by the Corporation other than for Cause or by the Optionee for Good Reason (as defined in the Optionee's Employment Agreement) to the extent that such Option would be exercisable on the next Anniversary Date immediately following such termination. At the end of such 180 day period, the Option shall terminate unless notice is given exercising such Option, and such Optionee shall have no further right to purchase shares pursuant to such Option.

7.               TRANSFERABILITY.

                 During the lifetime of the Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option.

8.               REQUIREMENTS OF LAW

                 The Corporation shall not be required to sell or issue any securities under the Option if the sale or issuance of such securities would constitute a violation by the Optionee, the individual exercising the Option, or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any securities subject to the Option upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of securities hereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the 1933 Act, upon the exercise of the Option, unless a registration statement under such act is in effect with respect to the securities covered by the Option, the Corporation shall not be required to sell or issue such securities unless the Committee has received evidence satisfactory to it that the holder of such Option may acquire such securities pursuant to an exemption from registration under such act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the 1933 Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of securities pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Option shall not be exercisable until the securities covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

9.               EFFECT OF CHANGES IN CAPITALIZATION

                 (a)      CHANGES IN STOCK

                 If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation on account of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the

Corporation, occurring after the date of grant of the Option, the number and kind of shares of Stock for which the Option was granted shall be adjusted proportionately and accordingly so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in the Option shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option Price per share.

                 (b) REORGANIZATION IN WHICH THE CORPORATION IS THE SURVIVING CORPORATION

                 Subject to Subsection 9(c) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger, or consolidation of the Corporation with one or more other corporations, the Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

                 (c) DISSOLUTION, LIQUIDATION, SALE OF ASSETS, REORGANIZATION IN WHICH THE CORPORATION IS NOT THE SURVIVING CORPORATION, ETC.

                 The Option shall vest in full and become exercisable (i) upon the dissolution or liquidation of the Corporation, or (ii) upon a merger, consolidation, or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or
(iii) upon a sale of substantially all of the assets of the Corporation to another person or entity, or (iv) upon a merger, acquisition or other transaction in which the Corporation is the surviving corporation that results in any person or entity (other than persons who are holders of Stock of the Corporation at the time the Plan is approved by the stockholders and other than an Affiliate) acquiring beneficial ownership of 51 percent or more of the combined voting power of all classes of stock of the Corporation, excluding any change in voting control arising directly as a result of the conversion of Class B common stock of the Corporation to Class A common stock of the Corporation or any distribution of shares by RF Investors, L.L.C. to any of its direct or indirect owners, investors or their respective affiliates. In the event of any occurrence falling under (i), (ii), (iii) or (iv) above, the Corporation shall have the right to terminate the Option upon written notice to Optionee and the Optionee shall have the right (subject to the general limitations on exercise set forth in Section 5), during such period occurring before such occurrence or termination as the Board in its sole discretion shall determine and designate, and in any event immediately before such occurrence or termination, to exercise such

Option in whole or in part, whether or not such Option was otherwise exercisable (i.e., vested) at the time such termination occurs. The Corporation shall send written notice of such transaction or event, setting forth the Corporation's election with respect to termination of the Option, to Optionee not later than the time at which the Corporation gives notice thereof to its stockholders.

                 (d)      ADJUSTMENTS

                 Adjustments under this Section 9 related to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

                 (e)      NO LIMITATIONS ON CORPORATION

                 The grant of the Option shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

10.              DISCLAIMER OF RIGHTS

                 No provision in this Stock Option Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Corporation or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Corporation or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment between any individual and the Corporation or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, the Option shall not be affected by any change of duties or position of the Optionee (including a transfer to or from the Corporation or an Affiliate), so long as such Optionee continues to be an employee of the Corporation or an Affiliate.

11.              FORFEITURE OF RIGHTS

                 The Corporation at any time shall have the right to cause a forfeiture of the rights of the Optionee on account of the Optionee breaching the noncompetition or confidentiality provisions of that certain Employment Agreement between Optionee and the Corporation dated as of January ___, 1998.

12.              CAPTIONS

                 The use of captions in this Stock Option Agreement is for the convenience of reference only and shall not affect the meaning of any provision of such Stock Option Agreement.

13.              WITHHOLDING OF TAXES

                 The Corporation shall have the right to deduct from payments of any kind otherwise due to an Optionee any federal, state, or local taxes of any kind required by law to be withheld with respect to any payments, distributions and property transferred under this Stock Option Agreement. At the time of exercise, the Optionee shall pay to the Corporation any amount that the Corporation may reasonably determine to be necessary to satisfy such withholding obligation.

14.              SEVERABILITY

                 If any provision of the Plan or this Stock Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions thereof and hereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.              INTERPRETATION OF THIS STOCK OPTION AGREEMENT

                 All decisions and interpretations made by the Corporation or the Committee with regard to any question arising under the Plan or this Stock Option Agreement shall be final, binding and conclusive on the Corporation and the Optionee and any other person entitled to exercise the Option as provided for herein.

16.              GOVERNING LAW

                 The validity and construction of this Stock Option Agreement shall be governed by the laws of the State of Delaware but not including the choice of law rules thereof.

17.              BINDING EFFECT

                 Subject to all restrictions provided for in this Stock Option Agreement, the Plan and by applicable law limiting assignment and transfer of this Stock Option Agreement and the Option provided for herein, this Stock Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

18.              NOTICE

                 All notices or other communications which may be or are required to be given by any party to any other party pursuant to this Stock Option Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telecopier (fax) or telex, addressed as follows:


                               If to the Corporation:

                                     LCC International, Inc.
                                     2300 Clarendon Boulevard, Suite 800
                                     Arlington, Virginia 22201
                                     Attention: Committee

                               If to Optionee:

                                     At the address set forth below under
                                     Optionee's name at the foot of this
                                     Agreement.

Each party may designate by notice in writing a new address to which any notice or other communication may thereafter be so given. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above, shall be deemed sufficiently given for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of personal courier or, with respect to a telex, upon receipt of the answer back and with respect to a telecopy upon acknowledgment of receipt there of and in all cases at such time as delivery is refused by the addressee upon presentation.

19.              ENTIRE AGREEMENT

                 This Stock Option Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Stock Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Corporation and the Optionee; provided, however, that the Corporation unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

                 IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Stock Option Agreement, or caused this Stock Option Agreement to be duly executed and delivered in their name and on their behalf, as of the day and year first above written.

                                  LCC INTERNATIONAL, INC.



                                  By:


                                  Title:



                                  OPTIONEE:



                                  ADDRESS FOR NOTICE TO
                                  OPTIONEE:



                                  Number              Street



                                  City         State      Zip Code


EXHIBIT 1: 1996 EMPLOYEE STOCK OPTION PLAN